Exhibit 99.1

SUPERVALU Reports First Quarter Fiscal 2015 Results

Diluted EPS from continuing operations of $0.18; Save-A-Lot network ID sales positive 5.6%; Save-A-Lot corporate store ID sales positive 7.2%; Retail Food ID sales positive 0.6%; Independent Business completes region re-alignment

MINNEAPOLIS--(BUSINESS WIRE)--July 24, 2014--SUPERVALU INC. (NYSE: SVU) today reported first quarter fiscal 2015 net sales of $5.23 billion and net earnings from continuing operations of $48 million ($0.18 per diluted share).

Results for the first quarter of fiscal 2015 included $2 million in after-tax charges and costs for employee severance and debt financing activities. When adjusted for these items, first quarter fiscal 2015 net earnings from continuing operations were $50 million ($0.18 per diluted share). Net loss from continuing operations for last year’s first quarter was $102 million ($0.43 per diluted share) and included $139 million in after-tax charges and costs primarily related to financing activities, employee severance costs and asset impairment charges. When adjusted for these items, first quarter fiscal 2014 net earnings from continuing operations were $37 million ($0.14 per diluted share). [See tables 1-3 for a reconciliation of GAAP and non-GAAP (adjusted) results appearing in this release.]

"Fiscal 2015 is off to a solid start across our business segments,” said President and CEO Sam Duncan. “Our first quarter results reflect the investments we are making this year to position the company for future success and I am pleased with our operating performance.”

First Quarter Results – Continuing Operations

First quarter net sales were $5.23 billion compared to $5.24 billion last year, a decrease of 0.1 percent. Identical store sales in the Save-A-Lot network were positive 5.6 percent. Identical store sales for corporate stores within the Save-A-Lot network were positive 7.2 percent. Identical store sales in the Retail Food segment were positive 0.6 percent. Total sales within the Independent Business segment decreased 2.6 percent. Fees earned under the Transition Services Agreements (“TSA”) in the first quarter were $58 million compared to $84 million last year.

Gross profit for the first quarter was $752 million, or 14.4 percent of net sales. Last year’s first quarter gross profit was $795 million, or 15.2 percent of net sales. The decrease in gross profit compared to last year was primarily driven by lower fees earned under the TSA, predominantly related to the one-year transition amount recognized in the first quarter of fiscal 2014 of $36 million, and incremental investments to lower prices to customers partially offset by the benefits of lower infrastructure costs.

Selling and administrative expenses in the first quarter were $617 million, or 11.8 percent of net sales, and included $1 million in pre-tax employee severance costs. When adjusted for this item, selling and administrative expenses were $616 million, or 11.8 percent of net sales. Selling and administrative expenses in last year’s first quarter were $711 million, or 13.6 percent of net sales, and included $58 million in pre-tax net charges and costs primarily related to employee severance costs, accelerated stock-based compensation charges, and asset impairment charges. When adjusted for these items, selling and administrative expenses in the first quarter of fiscal 2014 were $653 million, or 12.5 percent of net sales. The decline in selling and administrative expenses was primarily driven by the benefits from lower employee-related costs, including net pension expense, and lower depreciation expense.

Net interest expense for the first quarter was $64 million and included $2 million in pre-tax debt financing charges related to the Company’s revolving ABL credit facility. When adjusted for this item, first quarter net interest expense was $62 million. Net interest expense for last year’s first quarter was $249 million, which included $169 million in charges and costs related to financing activities. When adjusted for these items, net interest expense in the first quarter of fiscal 2014 was $80 million. The decrease in interest expense was primarily driven by lower average rates and lower outstanding balances.

SUPERVALU’s income tax expense was $24 million, or 33.1 percent of pre-tax earnings, for the first quarter, compared to an income tax benefit of $62 million, or 37.5 percent of pre-tax loss in last year’s first quarter. The tax rate for the first quarter of fiscal 2015 reflects $2 million of discrete tax benefits.

Save-A-Lot

First quarter Save-A-Lot net sales were $1.35 billion compared to $1.27 billion last year, an increase of 6.5 percent, reflecting the impact from network identical store sales of positive 5.6 percent. Identical store sales for corporate stores within the Save-A-Lot network were positive 7.2 percent.

Save-A-Lot operating earnings in the first quarter were $46 million, or 3.4 percent of net sales. Last year’s Save-A-Lot operating earnings in the first quarter were $52 million, or 4.1 percent of net sales, and included $5 million in pre-tax asset impairment charges and employee severance costs. When adjusted for these items, Save-A-Lot operating earnings in the first quarter of fiscal 2014 were $57 million, or 4.5 percent of net sales. The decrease in Save-A-Lot adjusted operating earnings was primarily attributable to incremental investments to lower prices to customers offset in part by the benefits of cost reduction initiatives and higher sales volumes.

Independent Business

First quarter Independent Business net sales were $2.40 billion compared to $2.46 billion last year, a decrease of 2.6 percent, primarily due to lost accounts including lower sales to one New Albertson’s, Inc. banner that completed the transition to self-distribution and lower military sales, partially offset by net new business.

Independent Business operating earnings in the first quarter were $66 million, or 2.8 percent of net sales, and included $1 million of pre-tax employee severance costs. When adjusted for this item, Independent Business operating earnings in the first quarter were $67 million, or 2.8 percent of net sales. Last year’s Independent Business operating earnings in the first quarter were $55 million, or 2.3 percent of net sales, and included $14 million in pre-tax costs and charges primarily related to employee severance costs and accelerated stock-based compensation charges. When adjusted for these items, Independent Business operating earnings in the first quarter of fiscal 2014 were $69 million, or 2.8 percent of net sales.

Retail Food

First quarter Retail Food net sales were $1.43 billion compared to $1.43 billion last year. Identical store sales were positive 0.6 percent.

Retail Food operating earnings in the first quarter were $30 million, or 2.1 percent of net sales. Last year’s Retail Food operating earnings were $7 million, or 0.4 percent of net sales, and included $18 million in pre-tax asset impairment charges, employee severance costs, and accelerated stock-based compensation charges. When adjusted for these items, Retail Food operating earnings in the first quarter of fiscal 2014 were $25 million, or 1.7 percent of net sales. The increase in Retail Food adjusted operating earnings was primarily driven by the benefit of cost reduction initiatives and lower depreciation expense partly offset by incremental investments to lower prices to customers.

Corporate

First quarter fees earned under the TSA were $58 million compared to $84 million last year. Fees earned under the TSA in the first quarter of fiscal 2014 included $36 million of the one-year transition fee.

Net Corporate operating loss in the first quarter was $7 million. Last year’s net Corporate operating loss in the first quarter was $30 million and included $21 million in pre-tax employee severance costs, accelerated stock-based compensation charges, and asset impairment charges. When adjusted for these items, last year’s net Corporate operating loss in the first quarter was $9 million.

Cash flows – Continuing Operations

First quarter fiscal 2015 net cash flows from continuing operating activities were $57 million compared to a use of $98 million in the prior year, reflecting lower levels of cash utilized in working capital and lower cash tax payments in the current year. Net cash flows used in investing activities were $32 million compared to $14 million the prior year, reflecting higher levels of capital expenditures. Net cash flows used in financing activities were $18 million compared to a source of $61 million in the prior year, reflecting proceeds received in the first quarter of fiscal 2014 from the issuance of common stock to Symphony Investors, net of payments toward debt financing costs.

Discontinued Operations

On March 21, 2013, the Company completed the sale of five retail grocery banners (Albertsons, Acme, Jewel-Osco, Shaw’s and Star Market). The results from these banners are presented as discontinued operations for all periods and include the operating results and charges related to these stores.

Conference Call

A conference call to review the first quarter results is scheduled for 9:00 a.m. central time today. The call will be webcast live at www.supervaluinvestors.com (click on microphone icon). A replay of the call will be archived at www.supervaluinvestors.com. To access the website replay go to the "Investors" link and click on "Presentations and Webcasts."

About SUPERVALU INC.
SUPERVALU INC. is one of the largest grocery wholesalers and retailers in the U.S. with annual sales of approximately $17 billion. SUPERVALU serves customers across the United States through a network of 3,320 stores composed of 1,805 independent stores serviced primarily by the Company’s food distribution business, 1,325 Save-A-Lot stores, of which 931 are operated by licensee owners; and 190 traditional retail grocery stores (store counts as of June 14, 2014). Headquartered in Minnesota, SUPERVALU has approximately 35,000 employees. For more information about SUPERVALU visit www.supervalu.com.

CAUTIONARY STATEMENTS RELEVANT TO FORWARD-LOOKING INFORMATION FOR THE PURPOSE OF “SAFE HARBOR” PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995.

Except for the historical and factual information contained herein, the matters set forth in this news release, particularly those pertaining to SUPERVALU’s expectations, guidance, or future operating results, and other statements identified by words such as "estimates," "expects," "projects," "plans," and similar expressions are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including competition, ability to execute initiatives, substantial indebtedness, impact of economic conditions, labor relations issues, escalating costs of providing employee benefits, relationships with Albertson’s LLC and New Albertson’s Inc., disruption of information technology systems, governmental regulation, food and drug safety issues, legal proceedings, severe weather, natural disasters and adverse climate changes, disruption to supply chain and distribution network, changes in military business, adequacy of insurance, volatility in fuel and energy costs, asset impairment charges, fluctuations in our common stock price and other risk factors relating to our business or industry as detailed from time to time in SUPERVALU's reports filed with the SEC. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this news release. Unless legally required, SUPERVALU undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

SUPERVALU INC. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Fiscal Quarter Ended		Fiscal Quarter Ended
	June 14, 2014		June 15, 2013
(In millions, except per share data)	(16 weeks)	% of Net sales	(16 weeks)	% of Net sales

Net sales(1)	$5,234	100.0%	$5,241	100.0%
Cost of sales	4,482	85.6	4,446	84.8
Gross profit	752	14.4	795	15.2
Selling and administrative expenses(1)	617	11.8	711	13.6
Operating earnings	135	2.6	84	1.6
Interest expense, net	64	1.2	249	4.8
Equity in earnings of unconsolidated affiliates(1)	(1)	-	(1)	-
Earnings (loss) from continuing operations before income taxes(2)	72	1.4	(164)	(3.1)
Income tax provision (benefit)	24	0.5	(62)	(1.2)
Net earnings (loss) from continuing operations(2)	48	0.9	(102)	(2.0)
(Loss) income from discontinued operations, net of tax	(3)	(0.1)	190	3.6
Net earnings including noncontrolling interests	45	0.9	88	1.7
Net earnings attributable to noncontrolling interests(1)	2	-	3	0.1
Net earnings attributable to SUPERVALU INC.	$43	0.8%	$85	1.6%

Basic net earnings (loss) per share attributable to SUPERVALU INC.:
Continuing operations	$0.18		$(0.43)
Discontinued operations	$(0.01)		$0.78
Basic net earnings per share	$0.17		$0.35

Diluted net earnings (loss) per share attributable to SUPERVALU INC.:
Continuing operations	$0.18		$(0.43)
Discontinued operations	$(0.01)		$0.77
Diluted net earnings per share	$0.17		$0.34

Weighted average number of shares outstanding:
Basic	260		246
Diluted	262		250

(1)	In the first quarter of fiscal 2015, the Company revised the presentation of noncontrolling interests as reflected in the Condensed Consolidated Financial Statements. Net earnings attributable to noncontrolling interests were previously presented within Selling and administrative expenses in the Condensed Consolidated Statements of Operations and have been revised to be presented separately as Net earnings attributable to noncontrolling interests. In addition, the Company revised the presentation of equity in earnings of unconsolidated affiliates. Equity in earnings of unconsolidated affiliates was previously presented in Net sales and has been revised to be presented separately as Equity in earnings of unconsolidated affiliates. The revisions did not impact Net earnings attributable to SUPERVALU INC. or net earnings per share for any period. Prior period amounts have been revised to conform to the current period presentation.

(2)	Results from continuing operations for the first quarter ended June 14, 2014 include net charges and costs of $3 before tax ($2 after tax, or $0.00 per diluted share), comprised of a non-cash unamortized financing cost charge of $2 before tax ($1 after tax, or $0.00 per diluted share) within Interest expense, net, and severance costs of $1 before tax ($1 after tax, or $0.00 or diluted share) included within Selling and administrative expenses.

Results for the quarter ended June 15, 2013 include net costs and charges of $227 before tax ($139 after tax, or $0.57 per diluted share), comprised of non-cash financing cost charges of $98 before tax ($60 after tax, or $0.24 per diluted share) and refinancing costs of $71 before tax ($44 after tax, or $0.18 per diluted share) included within Interest expense, net, and severance costs and accelerated stock-based compensation charges of $39 before tax ($24 after tax, or $0.10 per diluted share), non-cash asset impairment and other charges of $14 before tax ($9 after tax, or $0.04 per diluted share) and contract breakage and other costs of $5 before tax ($2 after tax, or $0.01 per diluted share) included within Selling and administrative expenses.

SUPERVALU INC. and Subsidiaries
CONDENSED CONSOLIDATED SEGMENT FINANCIAL INFORMATION
(Unaudited)

	Fiscal Quarter Ended	Fiscal Quarter Ended
	June 14, 2014	June 15, 2013
(In millions)	(16 weeks)	(16 weeks)

Net sales
Independent Business	$2,400	$2,463
% of total	45.9%	47.0%
Save-A-Lot	1,348	1,266
% of total	25.7%	24.2%
Retail Food(1)	1,428	1,428
% of total	27.3%	27.2%
Corporate	58	84
% of total	1.1%	1.6%
Total net sales	$5,234	$5,241
	100.0%	100.0%

Operating earnings
Independent Business(2)	$66	$55
% of Independent Business sales	2.8%	2.3%
Save-A-Lot(3)	46	52
% of Save-A-Lot sales	3.4%	4.1%
Retail Food(1)(4)	30	7
% of Retail Food sales	2.1%	0.4%
Corporate(5)	(7)	(30)
Total operating earnings	135	84
% of total net sales	2.6%	1.6%
Interest expense, net(6)	64	249
Equity in earnings of unconsolidated affiliates(1)	(1)	(1)
Earnings (loss) from continuing operations before income taxes	72	(164)
Income tax provision (benefit)	24	(62)
Net earnings (loss) from continuing operations	48	(102)
(Loss) income from discontinued operations, net of tax	(3)	190
Net earnings including noncontrolling interests	45	88
Net earnings attributable to noncontrolling interests(1)	2	3
Net earnings attributable to SUPERVALU INC.	$43	$85

LIFO charge
Independent Business	$1	$1
Retail Food	1	(1)
Total LIFO charge	$2	$-

Depreciation and amortization
Independent Business	$15	$18
Save-A-Lot	20	20
Retail Food	54	60
Total depreciation and amortization	$89	$98

(1)	In the first quarter of fiscal 2015, the Company revised the presentation of noncontrolling interests as reflected in the Condensed Consolidated Financial Statements. Net earnings attributable to noncontrolling interests were previously presented within Selling and administrative expenses in the Condensed Consolidated Statements of Operations and have been revised to be presented separately as Net earnings attributable to noncontrolling interests. In addition, the Company revised the presentation of equity in earnings of unconsolidated affiliates. Equity in earnings of unconsolidated affiliates was previously presented in Net sales and has been revised to be presented separately as Equity in earnings of unconsolidated affiliates. The revisions did not impact Net earnings attributable to SUPERVALU INC. or net earnings per share for any period. Prior period amounts have been revised to conform to the current period presentation.

(2)	Independent Business operating earnings for the first quarter ended June 14, 2014 includes $1 of severance costs. Independent Business operating earnings for the first quarter ended June 15, 2013 includes $13 of severance costs and accelerated stock-based compensation charges and $1 of contract breakage and other costs.

(3)	Save-A-Lot operating earnings for the first quarter ended June 15, 2013 includes $3 of non-cash asset impairment charges and $2 of severance costs.

(4)	Retail Food operating earnings for the first quarter ended June 15, 2013 includes $7 of severance costs and accelerated stock-based compensation charges, $9 of non-cash asset impairment charges related to software projects abandoned during the quarter and $2 of contract breakage costs.

(5)	Corporate operating loss for the first quarter ended June 15, 2013 includes $17 of severance costs and accelerated stock-based compensation charges, $2 of contract breakage and other costs and $2 of non-cash asset impairment charges.

(6)	Interest expense, net for the first quarter ended June 14, 2014 includes $2 of unamortized financing cost charges. Interest expense, net for the first quarter ended June 15, 2013 includes $98 of unamortized financing cost charges and original issue discount acceleration and $71 of refinancing costs.

SUPERVALU INC. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)	June 14, 2014	February 22, 2014
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$90	$83
Receivables, net	500	493
Inventories, net	916	861
Other current assets	107	106
Total current assets	1,613	1,543
Property, plant and equipment, net	1,447	1,497
Goodwill	847	847
Intangible assets, net	41	43
Deferred tax assets	260	287
Other assets	146	157

Total assets	$4,354	$4,374

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accounts payable	$1,055	$1,043
Accrued vacation, compensation and benefits	193	190
Current maturities of long-term debt and capital lease obligations	43	45
Other current liabilities	216	213
Total current liabilities	1,507	1,491
Long-term debt	2,486	2,486
Long-term capital lease obligations	233	246
Pension and other postretirement benefit obligations	483	536
Long-term tax liabilities	142	140
Other long-term liabilities	185	205
Commitments and contingencies
SUPERVALU INC. stockholders' deficit	(688)	(738)
Noncontrolling interests(1)	6	8
Total stockholders' deficit	(682)	(730)

Total liabilities and stockholders’ deficit	$4,354	$4,374

(1)	In the first quarter of fiscal 2015, the Company revised the presentation of noncontrolling interests as presented in the Company’s Condensed Consolidated Financial Statements. Noncontrolling interests were previously presented in Other long-term liabilities in the Condensed Consolidated Balance Sheets and have been revised as a component to Stockholders’ deficit.

SUPERVALU INC. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Fiscal Year-to-Date	Fiscal Year-to-Date
	June 14, 2014	June 15, 2013
(In millions)	(16 weeks)	(16 weeks)

Cash flows from operating activities
Net earnings including noncontrolling interests	$45	$88
(Loss) income from discontinued operations, net of tax	(3)	190
Net earnings (loss) from continuing operations	48	(102)
Adjustments to reconcile Net earnings (loss) from continuing operations to Net cash provided by (used in) operating activities - continuing operations:
Asset impairment and other charges	2	182
Net gain on sale of assets and exits of surplus leases	(7)	(4)
Depreciation and amortization	89	98
LIFO charge	2	-
Deferred income taxes	6	6
Stock-based compensation	7	12
Net pension and other postretirement benefits cost	9	25
Contributions to pension and other postretirement benefit plans	(45)	(72)
Other adjustments	6	12
Changes in operating assets and liabilities, net of effects from business acquisitions	(60)	(255)
Net cash provided by (used in) operating activities - continuing operations	57	(98)
Net cash used in operating activities - discontinued operations	-	(86)
Net cash provided by (used in) operating activities	57	(184)

Cash flows from investing activities
Proceeds from sale of assets	4	3
Purchases of property, plant and equipment	(37)	(18)
Payments for business acquisitions	(5)	-
Other	6	1
Net cash used in investing activities - continuing operations	(32)	(14)
Net cash provided by investing activities - discontinued operations	-	101
Net cash (used in) provided by investing activities	(32)	87

Cash flows from financing activities
Proceeds from issuance of debt	-	1,989
Proceeds from sale of common stock	2	173
Payments of debt and capital lease obligations	(13)	(1,953)
Distribution to noncontrolling interests(1)	(4)	(5)
Payments of debt financing costs	(3)	(145)
Other	-	2
Net cash (used in) provided by financing activities - continuing operations	(18)	61
Net cash used in financing activities - discontinued operations	-	(37)
Net cash (used in) provided by financing activities	(18)	24
Net increase (decrease) in cash and cash equivalents	7	(73)
Cash and cash equivalents at beginning of year	83	149
Cash and cash equivalents at the end of year	$90	$76

SUPPLEMENTAL CASH FLOW INFORMATION
The Company’s non-cash activities were as follows:
Capital lease asset additions	$-	$2
Purchases of property, plant and equipment included in Accounts payable	$16	$7
Interest and income taxes paid:
Interest paid (net of amounts capitalized)	$58	$93
Income taxes paid (net of refunds)	$(3)	$19

(1)	In the first quarter of fiscal 2015, the Company revised the presentation of noncontrolling interests as presented in the Company’s Condensed Consolidated Financial Statements. Distributions to noncontrolling interests were previously presented as a reduction of cash flows from operating activities in the Condensed Consolidated Statements of Cash Flows and have been revised to be presented within distributions to noncontrolling interests within financing activities.

SUPERVALU INC. and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
(Unaudited)

SUPERVALU INC.'s consolidated financial statements are prepared and presented in accordance with generally accepted accounting principles ("GAAP"). The measures and items identified below are provided as a supplement to our consolidated financial statements and should not be considered an alternative to any GAAP measure of performance or liquidity. The presentation of these financial measures and items is not intended to be a substitute for or be superior to any financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. Certain adjustments to our GAAP financial measures reflected below exclude certain items that are occasionally recurring in nature and may be reflected in our financial results for the foreseeable future. These measurements and items may be different from non-GAAP financial measures used by other companies. All measurements are provided as a reconciliation from a GAAP measurement. Management believes the measurements and items identified below are important measures of business performance that provide investors with useful supplemental information. SUPERVALU utilizes certain non-GAAP measures to analyze underlying core business trends to understand operating performance. In addition, management utilizes certain non-GAAP measures as a compensation performance measure. The items below should be reviewed in conjunction with SUPERVALU INC.'s financial results reported in accordance with GAAP, as reported in SUPERVALU's Quarterly Reports on Form 10-Q and the Annual Report on Form 10-K for the fiscal year ended February 22, 2014.

TABLE 1: FIRST QUARTER FISCAL 2015 RECONCILIATION OF EARNINGS FROM CONTINUING OPERATIONS TO EARNINGS FROM CONTINUING OPERATIONS AFTER ADJUSTMENTS

	Fiscal Quarter Ended June 14, 2014

	Earnings	Earnings	Diluted Earnings
(In millions, except per share data)	Before Tax	After Tax	Per Share

Continuing operations	$72	$48	$0.18
Adjustments:
Severance costs	1	1	-
Unamortized financing cost charges	2	1	-

Continuing operations after adjustments	$75	$50	$0.18

TABLE 2: FIRST QUARTER FISCAL 2014 RECONCILIATION OF LOSS FROM CONTINUING OPERATIONS TO EARNINGS FROM CONTINUING OPERATIONS AFTER ADJUSTMENTS

	Fiscal Quarter Ended June 15, 2013
			Diluted (Loss)
	(Loss) Earnings	(Loss) Earnings	Earnings Per
(In millions, except per share data)	Before Tax	After Tax	Share

Continuing operations	$(164)	$(102)	$(0.43)
Adjustments:
Unamortized financing cost charges and original issue discount acceleration	98	60	0.24
Debt refinancing costs	71	44	0.18
Severance costs and accelerated stock-based compensation charges	39	24	0.10
Asset impairment charges	14	9	0.04
Contract breakage and other costs	5	2	0.01

Continuing operations after adjustments	$63	$37	$0.14

TABLE 3: RECONCILIATION OF OPERATING EARNINGS FROM CONDENSED CONSOLIDATED SEGMENT FINANCIAL INFORMATION AS REPORTED TO SUPPLEMENTALLY PROVIDED ADJUSTED EBITDA AND PRO FORMA ADJUSTED EBITDA

	Fiscal Quarter Ended	Fiscal Quarter Ended
	June 14, 2014	June 15, 2013
(In millions)	(16 weeks)	(16 weeks)

Independent Business operating earnings, as reported	$66	$55
Adjustments:
Severance costs and accelerated stock-based compensation charges	1	13
Contract breakage and other costs	-	1
Independent Business operating earnings, as adjusted	67	69
Independent Business depreciation and amortization	15	18
LIFO charge	1	1
Independent Business adjusted EBITDA(1)	$83	$88

Save-A-Lot operating earnings, as reported	$46	$52
Adjustments:
Severance costs	-	2
Asset impairment and other charges	-	3
Save-A-Lot operating earnings, as adjusted	46	57
Save-A-Lot depreciation and amortization	20	20
Save-A-Lot adjusted EBITDA(1)	$66	$77

Retail Food operating earnings, as reported	$30	$7
Adjustments:
Severance costs and accelerated stock-based compensation charges	-	7
Asset impairment and other charges	-	9
Contract breakage and other costs	-	2
Retail Food operating earnings, as adjusted	30	25
Retail Food depreciation and amortization	54	60
LIFO charge (credit)	1	(1)
Equity in earnings of unconsolidated affiliates(2)	1	1
Net earnings attributable to noncontrolling interests(2)	(2)	(3)
Retail Food adjusted EBITDA(1)(2)	$84	$82

Corporate operating loss, as reported	$(7)	$(30)
Adjustments:
Severance costs and accelerated stock-based compensation charges	-	17
Contract breakage and other costs	-	2
Asset impairment and other charges	-	2
Corporate operating loss, as adjusted	(7)	(9)
Corporate depreciation and amortization	-	-
Corporate adjusted EBITDA(1)	$(7)	$(9)

Total adjusted EBITDA(1)(2)	$226	$238

Pro forma adjustment:
Incremental administrative expense reimbursements(3)	-	11

Total pro forma adjusted EBITDA(1)(2)(3)	$226	$249

(1)	The Company's measure of adjusted EBITDA includes SUPERVALU INC.'s segment operating earnings (loss), as reported, plus depreciation and amortization, LIFO charge (credit), equity earnings of unconsolidated affiliates, earnings attributable to noncontrolling interests and any unusual items.
(2)	In the first quarter of fiscal 2015, the Company revised its definition of Adjusted EBITDA to include equity in earnings of unconsolidated affiliates and net earnings attributable to noncontrolling interests in order for previously reported Adjusted EBITDA measures to remain unchanged when reconciling from segment operating earnings after corrections to certain condensed consolidated financial statement line items were made.
(3)	Incremental administrative expense reimbursements represents additional fees that the Company would have received under the Transition Services Agreements between SUPERVALU INC. and New Albertson's, Inc. ("NAI") and between SUPERVALU INC. and Albertson's LLC ("ABS") entered into in connection with the sale of the NAI retail banners to AB Acquisition, LLC (the "NAI TSA") on March 21, 2013 (the "NAI Banner Sale"), net of the fees recognized under the previous agreement between SUPERVALU INC. and ABS, which was terminated on the closing of the NAI Banner Sale. The NAI TSA provides NAI and ABS with certain administrative and other services following the closing of the NAI Banner Sale for an initial term of two and a half years following the sale and is subject to certain adjustments under the terms of the agreement, such as a decrease in the number of stores and distribution centers operated by NAI and ABS. Upon commencement of discontinued operations presentation in accordance with GAAP, SUPERVALU INC. retained certain administrative functions for which SUPERVALU INC. agreed to provide transitional services to NAI similar to those previously provided to ABS. This pro forma adjustment is intended to provide investors an understanding as to the effects of administrative expenses reported by SUPERVALU INC. under discontinued operations presentation in accordance with GAAP, which subsequent to the NAI Banner Sale are covered under the NAI TSA. This pro forma adjustment is directly attributable to the NAI Banner Sale and the presentation of reporting thereon, is derived from the terms of the NAI TSA, and will have a continuing impact on SUPERVALU INC.'s results.

CONTACT:
SUPERVALU INC.
Investor Contact
Steve Bloomquist, 952-828-4144
steve.j.bloomquist@supervalu.com
or
Media Contact
Jeff Swanson, 952-903-1645
jeffrey.s.swanson@supervalu.com